                               ** CONFIDENTIAL **

MEDIA CONTACT:  JOHN FULLER           ANALYST CONTACT:      VERNON L. PATTERSON
                216.689.8140                                216.689.0520

KEY MEDIA                             INVESTOR RELATIONS
NEWSROOM:       www.Key.com/newsroom  INFORMATION:          www.Key.com/ir

FOR IMMEDIATE RELEASE

                   KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS

-        EPS OF $0.51
-        REVENUES UNDER PRESSURE IN SLOW ECONOMY
-        EXPENSE DISCIPLINE STRONG
-        CORE DEPOSITS UP 8% FROM THE YEAR-AGO QUARTER
-        LOWER NONPERFORMING LOANS AND NET CHARGE-OFFS

CLEVELAND, April 17, 2003 - KeyCorp (NYSE: KEY) today announced first quarter net income of $217 million, or $0.51 per diluted common share. These results compare with net income of $240 million, or $0.56 per share, for the first quarter of 2002.

     "Key's first quarter results fell short of our expectations, reflecting a stubbornly weak economy," said Chairman and Chief Executive Officer Henry L. Meyer III. "Growing revenue under such conditions has proven difficult for Key. Contracting interest rate spreads and continuing soft loan demand are negatively affecting net interest income, while continued pressure on market-sensitive businesses is adversely affecting noninterest income.

     "In this challenging environment, Key has continued to focus successfully on controlling expenses and growing core deposits. Expenses were below the first quarter 2002 level and were down an annualized 7% from the prior quarter. Average core deposits grew 8% from the year-ago quarter and an annualized 12% from the fourth quarter of 2002.

     "In addition, the level of Key's nonperforming loans declined for the second consecutive quarter and net loan charge-offs fell to their lowest level since the first quarter of 2001.

     "We expect the economy to continue posing a significant challenge," added Meyer. "While it's a difficult environment in which to predict future earnings, we expect modest improvement in the second quarter. For the full year, we expect earnings per share to be in the range of $2.15 to $2.30. We will continue to focus on expense control, deposit growth and asset quality improvement so that we are well positioned for the eventual economic rebound."

SUMMARY OF CONSOLIDATED RESULTS

     Taxable-equivalent net interest income was $703 million for the first quarter of 2003, essentially unchanged from the year-ago quarter. A seven basis point reduction in Key's net interest margin offset a $1.4 billion increase in average earning assets. Significant growth in core deposits was a factor in both developments. Over the past twelve months, core deposit growth has exceeded net loan growth. The excess funds have been

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 2

either invested in securities or used to reduce wholesale funding. Although these actions improved Key's liquidity position, they have placed pressure on the net interest margin. Compared with the fourth quarter of 2002, taxable-equivalent net interest income decreased by $21 million and the net interest margin declined by 12 basis points, while average earning assets rose by $870 million.

         The Federal Reserve's cut in interest rates in November 2002 is impacting Key's net interest margin as the full amount of that cut was not passed on to clients' deposit accounts due to competitive market conditions.

         Key's noninterest income was $397 million for the first quarter of 2003, compared with $443 million for the first three months of 2002. Continued weakness in the financial markets resulted in lower income from trust and investment services (down $26 million) and investment banking and capital markets activities (down $15 million). Net asset outflows resulting from the June 2002 sale of Key's recordkeeping business also contributed to the decline in revenue generated from trust and investment services. Until market conditions improve, Key expects these income components to remain under pressure.

         Noninterest expense of $657 million for the first quarter of 2003 was down from $661 million for the same period last year, due primarily to lower incentive compensation and a decline in software amortization. Personnel expense, the largest category of Key's noninterest expense, was unchanged from the year-ago quarter despite increases in both pension and other employee benefit costs.

ASSET QUALITY

         Key's provision for loan losses was $130 million for the first quarter of 2003, down from $147 million for the fourth quarter of 2002 and $136 million for the year-ago quarter.

         Net loan charge-offs for the quarter totaled $161 million, or 1.04% of average loans, compared with $186 million, or 1.18%, for the previous quarter and $206 million, or 1.32%, for the year-ago quarter. Included in first quarter 2003 net charge-offs are $31 million of losses charged to the nonreplenished (and segregated) allowance discussed below, compared with $39 million for the previous quarter and $70 million for the year-ago quarter.

         During the first quarter, Key's nonperforming loans decreased by $39 million, primarily due to improvement in the structured finance portfolio. Nonperforming loans represented 1.44% of loans outstanding at March 31, 2003, down from 1.51% at December 31, 2002, and 1.52% at March 31, 2002. Nonperforming assets represented 1.54% of loans, other real estate owned and other nonperforming assets at March 31, 2003, compared with 1.59% at December 31, 2002, and 1.58% a year ago. At March 31, 2003, Key's allowance for loan losses was 157% of nonperforming loans, compared with 154% at December 31, 2002, and 165% at March 31, 2002.

         In the second quarter of 2001, a portion of Key's allowance for loan losses was segregated in connection with management's decision to discontinue many credit-only relationships in the leveraged financing and nationally syndicated lending businesses and to facilitate sales of distressed loans in other portfolios. The segregated portion of the allowance is being used to exit approximately $2.7 billion in related commitments (which were moved to the run-off portfolio in May 2001) and to absorb losses incurred in connection with sales of distressed loans in the continuing portfolio. As losses are charged to this segregated allowance, Key does not intend to replenish it. Within the run-off portfolio, approximately $766 million of commitments (including $496 million of loans outstanding) remained as of March 31, 2003.

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 3


         The following table summarizes certain asset quality indicators, segregated between Key's continuing and run-off loan portfolios.

ASSET QUALITY INDICATORS

                                                                         Run-off Loan Portfolio and
                                     Continuing Loan Portfolio             Nonreplenished Allowance         Total Loan Portfolio
                                   -----------------------------      -------------------------------   ----------------------------
in millions                            1Q03             4Q02              1Q03               4Q02             1Q03             4Q02
------------------------------------------------------------------------------------------------------------------------------------
Loans outstanding                     $62,223          $61,858            $496               $599          $62,719          $62,457
Nonperforming loans at period end         846              858              58                 85              904              943
Net loan charge-offs                      130              147             31a                39a              161              186
Allowance for loan losses               1,404            1,404              17                 48            1,421            1,452
------------------------------------------------------------------------------------------------------------------------------------


(a) Includes activity related to the run-off loan portfolio and to the sales of distressed loans in the continuing portfolio.

CAPITAL

         Key's capital ratios continued to exceed all "well-capitalized" regulatory benchmarks at March 31, 2003. During the first quarter, Key repurchased 2 million of its common shares under an authorization that allows for the repurchase of up to 25 million shares. There were 11.8 million shares remaining for repurchase under this authorization as of March 31, 2003. Key's tangible equity to tangible assets ratio at quarter end stood at 6.71%, compared with 6.73% at December 31, 2002, and 6.57% at March 31, 2002.

LINE OF BUSINESS RESULTS

         The table below summarizes the contribution made by each major business group to Key's taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading "Line of Business Descriptions." For more detailed financial information pertaining to each business group and its respective lines of business, see the last three pages of this release. Key's line of business results for all periods presented reflect a new organizational structure that took effect earlier this year.


MAJOR BUSINESS GROUPS

                                                                                   Percent change 1Q03 vs.
                                                                                  ---------------------------
dollars in millions                           1Q03          4Q02          1Q02           4Q02           1Q02
-------------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
-------------------------------------
Consumer Banking                              $564          $577          $551           (2.3)%          2.4%
Corporate and Investment Banking               389           426           405           (8.7)          (4.0)
Investment Management Services                 192           211           213           (9.0)          (9.9)
Other Segments                                 (25)          (20)           (6)         (25.0)        (316.7)
                                         ----------    ----------    ----------   ------------   ------------
     Total segments                          1,120         1,194         1,163           (6.2)          (3.7)
Reconciling items                              (20)          (24)          (18)          16.7          (11.1)
                                         ----------    ----------    ----------   ------------   ------------
     Total                                  $1,100        $1,170        $1,145           (6.0)          (3.9)
                                         ==========    ==========    ==========

Net income (loss)
-------------------------------------
Consumer Banking                               $96          $103           $81           (6.8)%         18.5 %
Corporate and Investment Banking               106           110           114           (3.6)          (7.0)
Investment Management Services                  20            30            23          (33.3)         (13.0)
Other Segments                                 (10)           (3)            3         (233.3)           N/M
                                         ----------    ----------    ----------   ------------   ------------
     Total segments                            212           240           221          (11.7)          (4.1)
Reconciling items                                5             5            19              -          (73.7)
                                         ----------    ----------    ----------   ------------   ------------
     Total                                    $217          $245          $240          (11.4)          (9.6)
                                         ==========    ==========    ==========
-------------------------------------------------------------------------------------------------------------

N/M = Not Meaningful

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 4


CONSUMER BANKING

                                                                                                        Percent change 1Q03 vs.
                                                                                                     ------------------------------
dollars in millions                                         1Q03             4Q02            1Q02             4Q02            1Q02
-----------------------------------------------------------------------------------------------------------------------------------
Summary of operations
     Net interest income (TE)                               $450             $458            $434             (1.7)%           3.7 %
     Noninterest income                                      114              119             117             (4.2)           (2.6)
                                                    -------------   --------------   -------------   --------------   -------------
     Total revenue (TE)                                      564              577             551             (2.3)            2.4
     Provision for loan losses                                78               77              81              1.3            (3.7)
     Noninterest expense                                     333              336             341              (.9)           (2.3)
                                                    -------------   --------------   -------------   --------------   -------------
     Income before income taxes (TE)                         153              164             129             (6.7)           18.6
     Allocated income taxes and TE adjustments                57               61              48             (6.6)           18.8
                                                    -------------   --------------   -------------   --------------   -------------
     Net income                                             $ 96             $103            $ 81             (6.8)           18.5
                                                    =============   ==============   =============

     Percent of consolidated net income                       44 %             42 %            34 %            N/A             N/A

Average balances
     Loans                                               $28,434          $27,799         $27,318              2.3 %           4.1 %
     Total assets                                         30,863           30,152          29,660              2.4             4.1
     Deposits                                             34,360           33,915          34,311              1.3              .1
-----------------------------------------------------------------------------------------------------------------------------------

TE = Taxable Equivalent,  N/A = Not Applicable





Additional Consumer Banking Data                                                                    Percent change 1Q03 vs.
                                                                                                   ---------------------------
dollars in billions                                     1Q03              4Q02            1Q02            4Q02           1Q02
------------------------------------------------------------------------------------------------------------------------------
Average deposits outstanding
Noninterest-bearing                                   $5,298            $5,351          $4,953            (1.0)%          7.0 %
Money market deposit accounts and other savings       14,544            13,613          12,910             6.8           12.7
Time                                                  14,518            14,951          16,448            (2.9)         (11.7)
------------------------------------------------------------------------------------------------------------------------------
      Total deposits                                 $34,360           $33,915         $34,311             1.3             .1
                                               ==============    ==============   =============
------------------------------------------------------------------------------------------------------------------------------


Home equity loans
Retail Banking
-------------------------------
     Average balance                                    $7.3              $7.1            $5.7
     Average loan-to-value ratio                          72 %              71 %            72 %
     Percent first lien positions                         53                51              44
National Home Equity
-------------------------------
     Average balance                                    $5.0              $4.9            $4.8
     Average loan-to-value ratio                          78 %              80 %            77 %
     Percent first lien positions                         82                79              83
---------------------------------------------------------------------------------------------------
Other data
On-line clients / percent penetration             623,039/33 %      575,894/32 %    450,762/26 %
KeyCenters                                               911               910             911
Automated teller machines                              2,179             2,165           2,329
---------------------------------------------------------------------------------------------------



         Net income for Consumer Banking was $96 million for the first quarter of 2003, representing a $15 million increase from the year-ago quarter. The improvement was attributable to an increase in taxable-equivalent net interest income, a lower provision for loan losses and a reduction in noninterest expense. These positive results were partially offset by a decline in noninterest income.

         Taxable-equivalent net interest income grew by $16 million, or 4%, from the first quarter of 2002, due largely to a more favorable deposit mix and a 4% increase in average loans outstanding, primarily in the home equity and commercial portfolios. These positive results were offset in part by a decline in yield-related loan fees in the Indirect Lending unit.

         Noninterest income decreased by $3 million, or 3%, due primarily to an aggregate $6 million reduction in service charges on deposit accounts generated by the Retail Banking and Small Business lines of business. The decrease in deposit service charges reflects the introduction of free checking products during the second half

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 5


of 2002. In addition, the year-ago quarter included a $6 million gain recorded in connection with the sale of an ownership interest in a merchant credit card processing subsidiary. The overall reduction in noninterest income was moderated, however, by an $8 million increase in net gains from loan sales in the National Home Equity unit.

         Noninterest expense decreased by $8 million, or 2%, from the first quarter of 2002. This decrease includes lower costs for software amortization, collections and mortgage loan processing activities, partially offset by higher personnel expense.

         The provision for loan losses decreased by $3 million, or 4%, reflecting a lower level of net charge-offs, primarily in the Indirect Lending unit. This improvement was largely the result of Key's decision in 2001 to exit the automobile leasing business and to de-emphasize indirect prime automobile lending.

CORPORATE AND INVESTMENT BANKING



                                                                                                      Percent change 1Q03 vs.
                                                                                                   -------------------------------
dollars in millions                                       1Q03            4Q02             1Q02             4Q02            1Q02
----------------------------------------------------------------------------------------------------------------------------------
Summary of operations
     Net interest income (TE)                             $279            $281             $284              (.7)%          (1.8)%
     Noninterest income                                    110             145              121            (24.1)           (9.1)
                                                  -------------   -------------    -------------   --------------   -------------
     Total revenue (TE)                                    389             426              405             (8.7)           (4.0)
     Provision for loan losses                              50              67               52            (25.4)           (3.8)
     Noninterest expense                                   169             183              170             (7.7)            (.6)
                                                  -------------   -------------    -------------   --------------   -------------
     Income before income taxes (TE)                       170             176              183             (3.4)           (7.1)
     Allocated income taxes and TE adjustments              64              66               69             (3.0)           (7.2)
                                                  -------------   -------------    -------------   --------------   -------------
     Net income                                           $106            $110             $114             (3.6)           (7.0)
                                                  =============   =============    =============

     Percent of consolidated net income                     49 %            45 %             48 %            N/A             N/A

Average balances
     Loans                                             $28,385         $28,728          $29,842             (1.2)%          (4.9)%
     Total assets                                       32,822          32,592           33,060               .7             (.7)
     Deposits                                            4,039           3,921            3,134              3.0            28.9
----------------------------------------------------------------------------------------------------------------------------------


TE = Taxable Equivalent,  N/A = Not Applicable

         Net income for Corporate and Investment Banking was $106 million for the first quarter of 2003, compared with $114 million for the same period last year. The decrease was due to reductions in both taxable-equivalent net interest income and noninterest income. These negative changes were offset in part by a lower provision for loan losses, while noninterest expense was essentially unchanged.

         Taxable-equivalent net interest income decreased by $5 million, or 2%, from the first quarter of 2002 as the negative effect of declines in average loans outstanding and yield-related loan fees more than offset the positive effect of deposit growth.

         Noninterest income decreased by $11 million, or 9%, due primarily to lower income from investment banking and capital markets activities (down $9 million) and service charges on deposit accounts (down $2 million), both in the Corporate Banking line of business. These negative changes were partially offset by gains from the residual values of leased equipment in Key Equipment Finance in the current year and an increase in non-yield-related loan fees in KeyBank Real Estate Capital.

         Noninterest expense decreased by $1 million, or less than 1%, as higher professional fees in the Key Equipment Finance and Corporate Banking lines were more than offset by decreases in various indirect charges.

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 6


         The provision for loan losses decreased by $2 million, or 4%, reflecting a lower level of net charge-offs in Corporate Banking and Key Equipment Finance.

INVESTMENT MANAGEMENT SERVICES


dollars in millions                                          1Q03            4Q02            1Q02             4Q02            1Q02
-----------------------------------------------------------------------------------------------------------------------------------
Summary of operations
     Net interest income (TE)                                 $59             $62             $53             (4.8)%          11.3%
     Noninterest income                                       133             149             160            (10.7)          (16.9)
                                                     -------------   -------------   -------------    -------------   -------------
     Total revenue (TE)                                       192             211             213             (9.0)           (9.9)
     Provision for loan losses                                  2               3               3            (33.3)          (33.3)
     Noninterest expense                                      158             160             173             (1.3)           (8.7)
                                                     -------------   -------------   -------------    -------------   -------------
     Income before income taxes (TE)                           32              48              37            (33.3)          (13.5)
     Allocated income taxes and TE adjustments                 12              18              14            (33.3)          (14.3)
                                                     -------------   -------------   -------------    -------------   -------------
     Net income                                               $20             $30             $23            (33.3)          (13.0)
                                                     =============   =============   =============

     Percent of consolidated net income                         9%             12%             10%             N/A             N/A

Average balances
     Loans                                                 $4,958          $4,891          $4,699              1.4%            5.5%
     Total assets                                           5,913           5,935           5,771              (.4)            2.5
     Deposits                                               5,216           4,724           3,671             10.4            42.1
-----------------------------------------------------------------------------------------------------------------------------------


TE = Taxable Equivalent,  N/A = Not Applicable

Additional Investment Management Services Data

dollars in millions                           1Q03           4Q02         1Q02
-------------------------------------------------------------------------------
Assets under management                       $60.8          $61.7        $72.4
Nonmanaged and brokerage assets                57.9           65.0         77.8
-------------------------------------------------------------------------------

         Net income for Investment Management Services was $20 million for the first quarter of 2003, down from $23 million in the first quarter of last year. The decrease was attributable to a significant reduction in noninterest income. This reduction more than offset an increase in taxable-equivalent net interest income and decreases in both noninterest expense and the provision for loan losses.

         Taxable-equivalent net interest income increased by $6 million, or 11%, from the first quarter of 2002. The growth was due primarily to improved interest rate spreads on both earning assets and borrowings, along with a significant increase in average deposits.

         Noninterest income decreased by $27 million, or 17%, as market-sensitive businesses continue to be adversely affected by the weak economy. The reduction was due primarily to an aggregate decline of $27 million in trust and investment services income in the McDonald Financial Group and in Victory Capital Management. This decline was largely attributable to a decrease in the market value of assets under management. In addition, net asset outflows resulted from the June 2002 sale of Key's 401(k) recordkeeping business. Funds that clients elected to move from money market funds under management to an FDIC insured deposit account with Key also contributed to the decline.

         Noninterest expense decreased by $15 million, or 9%, due primarily to lower variable compensation expense associated with revenue generation, a reduction in depreciation expense related to equipment, lower costs for software amortization and declines in various indirect charges.

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 7


OTHER SEGMENTS

         Other segments consist primarily of Treasury, Principal Investing and the net effect of funds transfer pricing. This segment generated a net loss of $10 million for the first quarter of 2003, compared with net income of $3 million for the same period last year. The decrease in results reflects net losses of $3 million ($2 million after tax) from principal investing in the first quarter of 2003, compared with net gains of less than $1 million for the year-ago quarter.

LINE OF BUSINESS DESCRIPTIONS

Consumer Banking
RETAIL BANKING provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.

SMALL BUSINESS provides businesses that have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.

CONSUMER FINANCE consists of two primary business units: Indirect Lending and National Home Equity.

Indirect Lending offers automobile and marine loans to consumers through dealers and finances inventory for automobile and marine dealers. This business unit also provides education loans, insurance and interest-free payment plans for students and their parents.

National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key's retail branch system. This business unit also works with mortgage brokers and home improvement contractors to provide home equity and home improvement solutions.

Corporate and Investment Banking
CORPORATE BANKING provides a full array of products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include: financing, treasury management, investment banking, derivatives and foreign exchange, equity and debt trading, and syndicated finance.

KEYBANK REAL ESTATE CAPITAL provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).

KEY EQUIPMENT FINANCE meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to Corporate Banking or KeyBank Real Estate Capital if one of those businesses is principally responsible for maintaining the relationship with the client.

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 8


Investment Management Services
INVESTMENT MANAGEMENT SERVICES consists of two primary business units: Victory Capital Management and McDonald Financial Group.

Victory Capital Management manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

McDonald Financial Group offers financial, estate and retirement planning and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

         Cleveland-based KeyCorp is one of the nation's largest bank-based financial services companies, with assets of approximately $86 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company's businesses deliver their products and services through 911 KeyCenters and offices; a network of 2,179 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,(R) that provides account access and financial products 24 hours a day.

NOTES TO EDITORS:
A live Internet broadcast of KeyCorp's conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts' questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Thursday, April 17, 2003. A tape of the call will be available through April 24.

For up-to-date company information, media contacts and facts and figures about Key's lines of business visit our Media Newsroom at www.KEY.COM/NEWSROOM.


-------------------------------------------------------------------------------
This news release contains forward-looking statements about issues like anticipated earnings outlook, asset quality trends and anticipated improvement in profitability and competitiveness. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; continued weakness in the economy which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.
-------------------------------------------------------------------------------

                                       ###

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 9

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)

                                                                             THREE MONTHS ENDED
                                                             ----------------------------------------------------
                                                               3-31-03             12-31-02            3-31-02
                                                             -------------       -------------       ------------
SUMMARY OF OPERATIONS
     Net interest income (TE)                                      $  703             $   724            $   702
     Noninterest income                                               397                 446                443
                                                             -------------       -------------       ------------
         Total revenue (TE)                                         1,100               1,170              1,145
     Provision for loan losses                                        130                 147                136
     Noninterest expense                                              657                 668                661
     Net income                                                       217                 245                240

PER COMMON SHARE
     Net income                                                    $  .51             $   .58            $   .56
     Net income-- assuming dilution                                   .51                 .57                .56
     Cash dividends paid                                             .305                 .30                .30
     Book value at period end                                       16.32               16.12              15.05
     Market price at period end                                     22.56               25.14              26.65

PERFORMANCE RATIOS
     Return on average total assets                                  1.05%               1.17%              1.20%
     Return on average equity                                       12.91               14.46              15.53
     Net interest margin (TE)                                        3.86                3.98               3.93

CAPITAL RATIOS AT PERIOD END
     Equity to assets                                                7.98%               8.02%              7.87%
     Tangible equity to tangible assets                              6.71                6.73               6.57
     Tier 1 risk-based capital a                                     8.10                8.09               7.92
     Total risk-based capital a                                     12.45               12.51              12.02
     Leverage a                                                      8.12                8.15               8.13

ASSET QUALITY
     Net loan charge-offs                                            $161                $186               $206
     Net loan charge-offs to average loans                           1.04%               1.18%              1.32%
     Allowance for loan losses                                     $1,421              $1,452             $1,607
     Allowance for loan losses to period-end loans                   2.27%               2.32%              2.51%
     Allowance for loan losses to nonperforming loans              157.19              153.98             165.16
     Nonperforming loans at period end                               $904                $943              $ 973
     Nonperforming assets at period end                               968                 993              1,012
     Nonperforming loans to period-end loans                         1.44%               1.51%              1.52%
     Nonperforming assets to period-end loans plus
         OREO and other nonperforming assets                         1.54                1.59               1.58

OTHER DATA
     Average full-time equivalent employees                        20,447              20,485             21,079
     KeyCenters                                                       911                 910                911

Taxable-equivalent adjustment                                         $22                 $12                $48


(a) 03-31-03 ratio is estimated.

TE = Taxable Equivalent

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 10

                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)


                                                                                3-31-03            12-31-02            3-31-02
                                                                              -------------      --------------      -------------
ASSETS
     Loans                                                                         $62,719             $62,457            $63,956
     Investment securities                                                             132                 120                216
     Securities available for sale                                                   8,455               8,507              5,859
     Short-term investments                                                          2,837               1,632              1,487
     Other investments                                                                 970                 919                864
                                                                              -------------      --------------      -------------
        Total earning assets                                                        75,113              73,635             72,382
     Allowance for loan losses                                                      (1,421)             (1,452)            (1,607)
     Cash and due from banks                                                         3,074               3,364              2,483
     Premises and equipment                                                            623                 644                663
     Goodwill                                                                        1,142               1,142              1,101
     Other intangible assets                                                            34                  35                 28
     Corporate-owned life insurance                                                  2,442               2,414              2,334
     Accrued income and other assets                                                 5,483               5,420              3,975
                                                                              -------------      --------------      -------------
        TOTAL ASSETS                                                               $86,490             $85,202            $81,359
                                                                              =============      ==============      =============



LIABILITIES
     Deposits in domestic offices:
        Noninterest-bearing                                                        $10,811             $10,630             $8,688
        Interest-bearing                                                            35,738              34,973             33,284
     Deposits in foreign office--interest-bearing                                    3,906               3,743              1,261
                                                                              -------------      --------------      -------------
        Total deposits                                                              50,455              49,346             43,233
     Federal funds purchased and securities
        sold under repurchase agreements                                             3,721               3,862              7,338
     Bank notes and other short-term borrowings                                      2,551               2,823              3,174
     Accrued expense and other liabilities                                           5,346               5,471              4,683
     Long-term debt                                                                 16,269              15,605             15,256
     Capital securities of subsidiary trusts                                         1,250               1,260              1,273
                                                                              -------------      --------------      -------------
        TOTAL LIABILITIES                                                           79,592              78,367             74,957


SHAREHOLDERS' EQUITY                                                                 6,898               6,835              6,402


                                                                              -------------      --------------      -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $86,490             $85,202            $81,359
                                                                              =============      ==============      =============

Common shares outstanding (000)                                                    422,780             423,944            425,454


KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 11


                        CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share amounts)


                                                                                       THREE MONTHS ENDED
                                                                     ----------------------------------------------------------
                                                                        3-31-03               12-31-02               3-31-02
                                                                     ---------------      -----------------       -------------
Interest income                                                            $1,021                 $1,077                $1,092

INTEREST EXPENSE                                                              340                    365                   438

                                                                   ---------------      -----------------       ---------------
NET INTEREST INCOME                                                           681                    712                   654
Provision for loan losses                                                     130                    147                   136
                                                                   ---------------      -----------------       ---------------
                                                                              551                    565                   518

NONINTEREST INCOME
     Trust and investment services income                                     132                    142                   158
     Service charges on deposit accounts                                       92                     99                   100
     Investment banking and capital markets income                             34                     42                    49
     Letter of credit and loan fees                                            31                     41                    28
     Corporate-owned life insurance income                                     27                     31                    26
     Electronic banking fees                                                   19                     20                    18
     Net securities gains                                                       4                      5                    --
     Other income                                                              58                     66                    64
                                                                   ---------------      -----------------       ---------------
        Total noninterest income                                              397                    446                   443

NONINTEREST EXPENSE
     Personnel                                                                363                    354                   363
     Net occupancy                                                             59                     56                    57
     Computer processing                                                       44                     45                    54
     Equipment                                                                 32                     33                    34
     Marketing                                                                 25                     33                    26
     Professional fees                                                         25                     29                    21
     Other expense                                                            109                    118                   106
                                                                   ---------------      -----------------       ---------------
        Total noninterest expense                                             657                    668                   661
                                                                   ---------------      -----------------       ---------------

INCOME BEFORE INCOME TAXES                                                    291                    343                   300
     Income taxes                                                              74                     98                    60
                                                                   ---------------      -----------------       ---------------
NET INCOME                                                                  $ 217                  $ 245                 $ 240
                                                                   ===============      =================       ===============

Net income per common share                                                  $.51                   $.58                  $.56
Net income per common share -- assuming dilution                              .51                    .57                   .56

Weighted average common shares outstanding (000)                          425,275                424,578               424,855
Weighted average common shares and potential
    common shares outstanding (000)                                       428,090                429,531               430,019


KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 12


    CONSOLIDATED AVERAGE BALANCE SHEETS, NET INTEREST INCOME AND YIELDS/RATES
                              (dollars in millions)



                                                                                        FIRST QUARTER 2003
                                                           ------------------------------------------------------------------------
                                                                AVERAGE                          AVERAGE
                                                                BALANCE  INTEREST  YIELD/RATE    BALANCE  INTEREST   YIELD/RATE
                                                           -----------------------------------  -----------------------------------
ASSETS
     Loans: (a,b)
     Commercial, financial and agricultural                     $17,221    $ 206      4.86 %     $17,362   $ 220        5.01 %
     Real estate--commercial mortgage                             6,034       82      5.49         6,168      88        5.66
     Real estate--construction                                    5,683       72      5.16         5,856      78        5.27
     Commercial lease financing                                   7,790      123      6.30         7,356     112        6.13
                                                           -------------  -------  --------     ---------  ------    --------
        Total commercial loans                                   36,728      483      5.31        36,742     498        5.39
     Real estate-- residential                                    1,904       32      6.66         2,029      33        6.72
     Home equity                                                 14,005      217      6.29        13,649     226        6.55
     Consumer--direct                                             2,129       40      7.68         2,153      44        8.17
     Consumer--indirect lease financing                             772       18      9.40         1,001      24        9.42
     Consumer--indirect other                                     4,917      107      8.74         5,117     116        9.05
                                                           -------------  -------  --------     ---------  ------    --------
        Total consumer loans                                     23,727      414      7.05        23,949     443        7.36
     Loans held for sale                                          2,390       28      4.70         1,986      26        5.28
                                                           -------------  -------  --------     ---------  ------    --------
        Total loans                                              62,845      925      5.95        62,677     967        6.14
     Taxable investment securities                                    2       --      8.43             1      --        8.85
     Tax-exempt investment securities (a)                           125        3      8.89           132       3        9.32
                                                           -------------  -------  --------     ---------  ------    --------
        Total investment securities                                 127        3      8.88           133       3        9.31
     Securities available for sale (a,c)                          7,790      101      5.21         7,598     106        5.60
     Short-term investments                                       1,706        8      1.87         1,240       7        2.12
     Other investments (c)                                          956        6      2.46           906       6        2.39
                                                           -------------  -------  --------     ---------  ------    --------
        Total earning assets                                     73,424    1,043      5.73        72,554   1,089        5.97
     Allowance for loan losses                                   (1,438)                          (1,471)
     Accrued income and other assets                             11,928                           11,652
                                                           -------------                        ---------
        TOTAL ASSETS                                            $83,914                          $82,735
                                                           =============                        =========

LIABILITIES
     NOW and money market deposit accounts                      $16,747       42      1.03       $15,131      40        1.03
     Savings deposits                                             2,043        3       .60         1,981       4         .63
     Certificates of deposit ($100,000 or more) (d)               4,654       48      4.20         4,741      51        4.29
     Other time deposits                                         11,799       90      3.09        12,213     101        3.29
     Deposits in foreign office                                   1,719        5      1.24         1,974       6        1.43
                                                           -------------  -------  --------     ---------  ------    --------
        Total interest-bearing deposits                          36,962      188      2.07        36,040     202        2.22
     Federal funds purchased and securities
        sold under repurchase agreements                          5,220       16      1.26         5,502      20        1.44
     Bank notes and other short-term borrowings (d)               2,382       16      2.75         2,192      14        2.53
     Long-term debt, including capital securities (d)            17,278      120      2.90        17,040     129        3.09
                                                           -------------  -------  --------     ---------  ------    --------
        Total interest-bearing liabilities                       61,842      340      2.25        60,774     365        2.40
                                                           -------------  -------  --------     ---------  ------    --------
     Noninterest-bearing deposits                                 9,788                            9,926
     Accrued expense and other liabilities                        5,465                            5,314
                                                           -------------                        ---------
     Total liabilities                                           77,095                           76,014

SHAREHOLDERS' EQUITY                                              6,819                            6,721
                                                           -------------                        ---------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $83,914                          $82,735
                                                           =============                        =========

Interest rate spread (TE)                                                             3.48 %                            3.57 %
                                                                                   ========                          ========
Net interest income (TE) and net
     interest margin (TE)                                                  $ 703      3.86 %               $ 724        3.98 %
                                                                          =======  ========                ======    ========

Capital securities                                               $1,254      $18                  $1,233     $18
Taxable-equivalent adjustment (a)                                             22                              12



                                                                    FIRST QUARTER 2002
                                                           -----------------------------------
                                                                AVERAGE
                                                                BALANCE  INTEREST  YIELD/RATE
                                                           -----------------------------------
ASSETS
     Loans: (a,b)
     Commercial, financial and agricultural                     $18,016     $230      5.18 %
     Real estate--commercial mortgage                             6,598       97      5.97
     Real estate--construction                                    5,856       79      5.49
     Commercial lease financing                                   7,275      132      7.25
                                                           -------------  -------  --------
        Total commercial loans                                   37,745      538      5.76
     Real estate--residential                                     2,241       41      7.21
     Home equity                                                 11,863      212      7.26
     Consumer--direct                                             2,289       47      8.30
     Consumer--indirect lease financing                           1,852       41      8.74
     Consumer--indirect other                                     5,231      120      9.21
                                                           -------------  -------  --------
        Total consumer loans                                     23,476      461      7.91
     Loans held for sale                                          2,267       32      5.70
                                                           -------------  -------  --------
        Total loans                                              63,488    1,031      6.55
     Taxable investment securities                                    2       --      8.88
     Tax-exempt investment securities (a)                           219        5      8.52
                                                           -------------  -------  --------
        Total investment securities                                 221        5      8.52
     Securities available for sale (a,c)                          5,379       89      6.69
     Short-term investments                                       2,041        9      1.76
     Other investments (c)                                          852        6      2.28
                                                           -------------  -------  --------
        Total earning assets                                     71,981    1,140      6.38
     Allowance for loan losses                                   (1,657)
     Accrued income and other assets                             10,547
                                                           -------------
        TOTAL ASSETS                                            $80,871
                                                           =============

LIABILITIES
     NOW and money market deposit accounts                      $13,374       32       .96
     Savings deposits                                             1,947        3       .71
     Certificates of deposit ($100,000 or more) (d)               4,516       57      5.10
     Other time deposits                                         13,443      149      4.51
     Deposits in foreign office                                   2,136        9      1.69
                                                           -------------  -------  --------
        Total interest-bearing deposits                          35,416      250      2.86
     Federal funds purchased and securities
        sold under repurchase agreements                          5,584       23      1.70
     Bank notes and other short-term borrowings (d)               4,028       27      2.68
     Long-term debt, including capital securities (d)            16,103      138      3.46
                                                           -------------  -------  --------
        Total interest-bearing liabilities                       61,131      438      2.90
                                                           -------------  -------  --------
     Noninterest-bearing deposits                                 8,553
     Accrued expense and other liabilities                        4,918
                                                           -------------
     Total liabilities                                           74,602

SHAREHOLDERS' EQUITY                                              6,269

                                                           -------------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $80,871
                                                           =============

Interest rate spread (TE)                                                             3.48 %
                                                                                   ========
Net interest income (TE) and net
     interest margin (TE)                                                   $702      3.93 %
                                                                          =======  ========

Capital securities                                               $1,298      $21
Taxable-equivalent adjustment (a)                                             48


(a) Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b) For purposes of these computations, nonaccrual loans are included in average loan balances.

(c) Yield is calculated on the basis of amortized cost.

(d) Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 13


                            LINE OF BUSINESS RESULTS
                              (dollars in millions)


CONSUMER BANKING
                                                                                                             PERCENT CHANGE 1Q03 VS.
                                                                                                             ----------------------
                                                    1Q03         4Q02           3Q02        2Q02      1Q02      4Q02       1Q02
                                                 ---------    ---------     ---------   ---------   -------  ----------  ----------
SUMMARY OF OPERATIONS
     Total revenue (TE)                              $564         $577          $578         $573      $551       (2.3)%     2.4%
     Provision for loan losses                         78           77            69           70        81        1.3      (3.7)
     Noninterest expense                              333          336           338          333       341        (.9)     (2.3)
     Net income                                        96          103           107          106        81       (6.8)     18.5
     Average loans                                 28,434       27,799        28,174       27,926    27,318        2.3       4.1
     Average deposits                              34,360       33,915        33,581       33,976    34,311        1.3        .1
     Net loan charge-offs                              78           77            69           70        81        1.3      (3.7)
     Return on average allocated equity             18.37%       19.85%        20.63%       20.83%    16.20%       N/A       N/A
     Average full-time equivalent employees         8,519        8,324         8,436        8,488     8,514        2.3        .1


SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Retail Banking
     Total revenue (TE)                              $320         $332          $334         $328      $311       (3.6)%     2.9%
     Provision for loan losses                         16           17            16           14        18       (5.9)    (11.1)
     Noninterest expense                              205          206           209          207       207        (.5)     (1.0)
     Net income                                        62           68            68           67        54       (8.8)     14.8
     Average loans                                  9,571        9,378         9,123        8,760     7,856        2.1      21.8
     Average deposits                              29,932       29,554        29,450       30,076    30,493        1.3      (1.8)
     Net loan charge-offs                              16           17            16           14        18       (5.9)    (11.1)
     Return on average allocated equity             40.49%       45.88%        46.35%       47.65%    40.71%       N/A       N/A
     Average full-time equivalent employees         6,192        6,027         6,158        6,149     6,173        2.7        .3

Small Business
     Total revenue (TE)                               $94          $96           $98          $93       $90       (2.1)%     4.4%
     Provision for loan losses                         17           15            16           15        14       13.3      21.4
     Noninterest expense                               42           43            45           42        43       (2.3)     (2.3)
     Net income                                        22           24            23           22        21       (8.3)      4.8
     Average loans                                  4,374        4,230         4,274        4,283     4,303        3.4       1.7
     Average deposits                               4,076        4,005         3,798        3,588     3,499        1.8      16.5
     Net loan charge-offs                              17           15            16           15        14       13.3      21.4
     Return on average allocated equity             24.85%       28.01%        27.08%       26.90%    26.70%       N/A       N/A
     Average full-time equivalent employees           378          328           323          323       320       15.2      18.1

Consumer Finance
     Total revenue (TE)                              $150         $149          $146         $152      $150         .7%       --%
     Provision for loan losses                         45           45            37           41        49         --      (8.2)
     Noninterest expense                               86           87            84           84        91       (1.1)     (5.5)
     Net income                                        12           11            16           17         6        9.1     100.0
     Average loans                                 14,489       14,191        14,777       14,883    15,159        2.1      (4.4)
     Average deposits                                 352          356           333          312       319       (1.1)     10.3
     Net loan charge-offs                              45           45            37           41        49         --      (8.2)
     Return on average allocated equity              4.27%        3.86%         5.57%        5.93%     2.08%       N/A       N/A
     Average full-time equivalent employees         1,949        1,969         1,955        2,016     2,021       (1.0)     (3.6)

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 14

                      LINE OF BUSINESS RESULTS (CONTINUED)
                              (dollars in millions)


CORPORATE AND INVESTMENT BANKING

                                                                                                             PERCENT CHANGE 1Q03 VS.
                                                                                                             ----------------------
                                                    1Q03         4Q02           3Q02        2Q02      1Q02      4Q02       1Q02
                                                 ---------    ---------     ---------   ---------   -------  ----------  ----------
SUMMARY OF OPERATIONS
     Total revenue (TE)                              $389        $426          $395       $394        $405       (8.7)%      (4.0)%
     Provision for loan losses                         50          67            64         59          52      (25.4)       (3.8)
     Noninterest expense                              169         183           170        172         170       (7.7)        (.6)
     Net income                                       106         110           101        102         114       (3.6)       (7.0)
     Average loans                                 28,385      28,728        29,192     29,669      29,842       (1.2)       (4.9)
     Average deposits                               4,039       3,921         3,384      3,104       3,134        3.0        28.9
     Net loan charge-offs                              79         106           114        127         122      (25.5)      (35.2)
     Return on average allocated equity             13.00%      13.29%        12.28%     12.41%      14.18%       N/A         N/A
     Average full-time equivalent employees         2,262       2,285         2,270      2,215       2,248       (1.0)         .6


SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Corporate Banking
     Total revenue (TE)                              $234        $251          $242       $246        $249       (6.8)%      (6.0)%
     Provision for loan losses                         40          40            47         52          36         --        11.1
     Noninterest expense                              112         123           116        117         117       (8.9)       (4.3)
     Net income                                        51          55            50         48          59       (7.3)      (13.6)
     Average loans                                 14,261      14,836        15,423     16,171      16,365       (3.9)      (12.9)
     Average deposits                               3,362       3,202         2,785      2,556       2,568        5.0        30.9
     Net loan charge-offs                              69          79            97        120         106      (12.7)      (34.9)
     Return on average allocated equity             10.25%      10.71%         9.64%      9.04%      11.56%       N/A         N/A
     Average full-time equivalent employees         1,021       1,054         1,072      1,073       1,103       (3.1)       (7.4)

KeyBank Real Estate Capital
     Total revenue (TE)                               $84        $120           $96        $86         $90      (30.0)%      (6.7)%
     Provision for loan losses                          4           1             2         --           3      300.0        33.3
     Noninterest expense                               32          41            33         30          30      (22.0)        6.7
     Net income                                        30          49            38         35          36      (38.8)      (16.7)
     Average loans                                  7,497       7,753         7,833      7,711       7,832       (3.3)       (4.3)
     Average deposits                                 665         710           590        538         558       (6.3)       19.2
     Net loan charge-offs                               4           1             2         --           3      300.0        33.3
     Return on average allocated equity             15.08%      24.58%        19.76%     18.89%      18.99%       N/A         N/A
     Average full-time equivalent employees           635         618           592        522         510        2.8        24.5

Key Equipment Finance
     Total revenue (TE)                               $71         $55           $57        $62         $66       29.1 %       7.6%
     Provision for loan losses                          6          26            15          7          13      (76.9)      (53.8)
     Noninterest expense                               25          19            21         25          23       31.6         8.7
     Net income                                        25           6            13         19          19      316.7        31.6
     Average loans                                  6,627       6,139         5,936      5,787       5,645        7.9        17.4
     Average deposits                                  12           9             9         10           8       33.3        50.0
     Net loan charge-offs                               6          26            15          7          13      (76.9)      (53.8)
     Return on average allocated equity             20.99%       5.21%        11.67%     17.89%      18.26%       N/A         N/A
     Average full-time equivalent employees           606         613           606        620         635       (1.1)       (4.6)

KEYCORP REPORTS FIRST QUARTER 2003 EARNINGS
APRIL 17, 2003
PAGE 15

                      LINE OF BUSINESS RESULTS (CONTINUED)
                              (dollars in millions)


INVESTMENT MANAGEMENT SERVICES

                                                                                                             PERCENT CHANGE 1Q03 VS.
                                                                                                             ----------------------
                                                    1Q03         4Q02           3Q02        2Q02      1Q02      4Q02       1Q02
                                                 ---------    ---------     ---------   ---------   -------  ----------  ----------
SUMMARY OF OPERATIONS
     Total revenue (TE)                             $192         $211         $206       $220         $213       (9.0)%     (9.9)%
     Provision for loan losses                         2            3            2          6            3      (33.3)     (33.3)
     Noninterest expense                             158          160          163        166          173       (1.3)      (8.7)
     Net income                                       20           30           26         30           23      (33.3)     (13.0)
     Average loans                                 4,958        4,891        4,826      4,892        4,699        1.4        5.5
     Average deposits                              5,216        4,724        3,695      3,583        3,671       10.4       42.1
     Net loan charge-offs                              3            3            2          6            3         --         --
     Return on average allocated equity            13.02%       19.14%       16.64%     19.53%       15.22%       N/A        N/A
     Average full-time equivalent employees        2,944        3,009        3,096      3,182        3,206       (2.2)      (8.2)


N/A = Not Applicable

TE = Taxable Equivalent